SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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[ ]	Definitive Additional Materials		by Rule 14a-6(e)(2))
[ ]	Soliciting Material under
Rule 14a-11(c) or Rule 14a-12

GLOWPOINT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLOWPOINT, INC.
1776 Lincoln Street, Suite 1300
Denver, Colorado 80203

April 28, 2015

Dear Stockholder:

We are pleased to invite you to the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Glowpoint, Inc. (the “Company”), which will be held at 9:00 a.m. MDT on May 28, 2015, at our offices located at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203.

At the Annual Meeting, you will be asked to: (i) elect five members of our Board of Directors to serve until our next annual meeting of stockholders, or until their respective successors are duly elected and qualified; (ii) ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and (iii) transact other business as may properly come before the meeting.

The enclosed Notice and Proxy Statement contain complete information about the matters to be considered at the Annual Meeting. We are also enclosing our 2014 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 5, 2015. Copies of these materials are available for review at www.glowpoint.com/investor-relations or may be mailed to you free of charge by requesting a copy from us at 303-640-3838 or mailing a request to the Glowpoint Investor Relations department located at Glowpoint, Inc., 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203. This Proxy Statement and our 2014 Annual Report on Form 10-K are also available for viewing, printing and downloading at www.proxyconnect.com/glowpoint.

We hope you will be able to attend the Annual Meeting in person. Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone or internet, so that your shares will be represented and voted at the Annual Meeting.

Sincerely,

Peter Holst President and Chief Executive Officer

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GLOWPOINT, INC.
1776 Lincoln Street, Suite 1300
Denver, Colorado 80203

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 28, 2015

To our Stockholders:

The 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Glowpoint, Inc. (the “Company”), will be held at 9:00 a.m. MDT on May 28, 2015, at Glowpoint Inc.’s offices, located at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, for the following purposes:

1.	To elect five members of our Board of Directors to serve until our next annual meeting of stockholders, or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3.	To transact other business as may properly come before the Annual Meeting.

WHO MAY VOTE:

Stockholders of record of our Common Stock, $0.0001 par value per share, and of our Series A-2 Convertible Preferred Stock, par value $0.0001 per share, as of the close of business on April 23, 2015 are entitled to vote at the Annual Meeting, or any adjournment or postponement thereof. A list of stockholders will be available at the Annual Meeting and during the 10 days prior to the Annual Meeting at our principal executive offices located at 1776 Lincoln Street, Suite 1300, Denver CO 80203.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by internet, telephone or mail to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

By order of the Board of Directors,

David Clark Chief Financial Officer and Corporate Secretary

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR TO VOTE BY TELEPHONE OR INTERNET

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GLOWPOINT, INC.
1776 Lincoln Street, Suite 1300
Denver, Colorado 80203

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (this "Proxy Statement"), along with the accompanying Notice of the 2015 Annual Meeting of Stockholders (the “Notice”), contains information about the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Glowpoint, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:00 a.m. MDT on May 28, 2015, at Glowpoint, Inc.'s offices located at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203. Directions to the Annual Meeting can be obtained by telephoning us at 303-640-3838. In this Proxy Statement, we refer to Glowpoint, Inc. as “we,” “our,” “us” or the “Company.”

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the "Board of Directors" or the "Board") for use at the Annual Meeting.

On or about April 28, 2015, we will send this Proxy Statement, the attached Notice and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of the Proxy Statement, we will also send along with this Proxy Statement our 2014 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2014.

Important Notice Regarding the Availability of Proxy Materials for Our
Annual Meeting to Be Held on May 28, 2015

This Proxy Statement and our 2014 Annual Report on Form 10-K are available for viewing, printing and downloading at http://www.proxyconnect.com/glowpoint.  We are providing a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 with the accompanying proxy materials. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2014, on the website of the Securities and Exchange Commission (the "SEC") at http://www.sec.gov or on our website at http://www.glowpoint.com/investor-relations.

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RECORD DATE; VOTING SECURITIES; QUORUM

Only holders of record of our Common Stock, $0.0001 par value per share ("Common Stock"), and our Series A-2 Convertible Preferred Stock, par value $0.0001 per share ("Series A-2 Preferred Stock"), as of the close of business on April 23, 2015 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, 35,693,430 shares of Common Stock were issued and outstanding and 53 shares of Series A-2 Preferred Stock were issued and outstanding.

Each holder of Common Stock is entitled to cast one vote per share of Common Stock held by such holder on each matter to be presented at the Annual Meeting. Each holder of Series A-2 Preferred Stock is entitled to vote on each matter to be presented at the Annual Meeting on an as converted basis up to 4.99% of (i) the Common Stock issuable upon conversion of the Series A-2 Preferred Stock held by such holder in accordance with the terms of the Certificate of Designations, Preferences and Rights of the Series A-2 Preferred Stock (the “Certificate of Designations”), plus (ii) all other shares of Common Stock beneficially owned by such holder, unless such holder has waived such holder’s right to vote with respect to any or all of such holder’s Series A-2 Preferred Stock in accordance with the Certificate of Designations, in which case such holder is not entitled to vote such Series A-2 Preferred Stock in respect of any matter to be presented at the Annual Meeting. As of the Record Date, each share of Series A-2 Preferred Stock was convertible into 2,513 shares of Common Stock.

A quorum is present at the Annual Meeting if a majority of the shares of our capital stock issued and outstanding and entitled to vote on the Record Date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTING PROCEDURES; REQUIRED VOTES

The shares represented by the proxies received, properly dated and executed or authenticated, in the case of voting by telephone or internet, and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders.

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 27, 2015.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Abstentions will be treated as shares that are present and entitled to vote, while broker “non-votes” will be treated only as shares that are present for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present in person or by proxy at the Annual Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

Proposal No. 1: Pursuant to our by-laws, a plurality of the votes duly cast at the Annual Meeting is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available. Accordingly, votes withheld will not affect the outcome of the election. Additionally, the election of directors is not a matter on which a broker or other nominee is allowed to vote without specific instructions from you.

Proposal No. 2: Pursuant to our by-laws, the vote of the holders of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class, is required for the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending

December 31, 2015. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2015 is a matter on which a broker or other nominee is allowed to vote, even if the broker or other nominee does not receive voting instructions from you.

Stockholders have the option to vote by telephone or internet by following the instructions on the attached proxy card. WE ENCOURAGE YOU TO RECORD YOUR VOTE BY TELEPHONE OR INTERNET. These voting methods are convenient, and save significant postage and processing costs. In addition, when you vote by telephone or internet prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

SOLICITATION AND REVOCATION

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card or by telephone or internet, you may use any of these methods to change your vote. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the telephone and internet voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

We will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials and will reimburse their related reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our capital stock as of April 23, 2015 by each of the following:

•
each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by us to own beneficially more than 5% of any class of our voting securities;

•	the executive officers named in the Summary Compensation Table under "Executive Compensation" below;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

The amounts and percentages are based on 35,693,430 shares of Common Stock and 53 shares of Series A-2 Preferred Stock issued and outstanding as of April 23, 2015. As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise or conversion of any option, warrant or other derivative security. Shares of Common Stock subject to options, warrants or other derivative securities which are currently exercisable, convertible or exercisable or convertible within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or other derivative security, but are not considered outstanding for computing the ownership percentage of any other person.

	Common Stock
Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Executive Officers and Directors:
Peter Holst	1,491,803	(3)	4.2%
David Clark	157,857	(4)	*
Gary Iles	-		*
Kenneth Archer	97,936	(5)	*
James H. Cohen	7,444	(6)	*
David Giangano	-		*
Patrick J. Lombardi	7,444	(6)	*
James S. Lusk	134,811	(7)	*
All directors and executive officers as a group (8 people)	1,897,295		5.3%

Greater than 5% Owners:
Main Street Capital Corporation 1300 Post Oak Boulevard, Houston, TX 77056	7,711,517	(8)	21.6%
Sandra and Norman Pessin JTWROS	7,035,059	(9)	19.7%
Jason T. Adelman Cipher Capital Partners LLC, c/o Rothschild 1251 Avenue of the Americas, Suite 936, New York, NY 10020	3,474,988	(10)	9.7%
———————
* Less than 1%

(1)	Unless otherwise noted, the address of each person listed is c/o Glowpoint, Inc., 1776 Lincoln Street, Suite 1300, Denver, CO 80203.

(2)	Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(3)
Includes 913,157 shares of Common Stock, 528,646 shares of Common Stock subject to stock options presently exercisable or exercisable within 60 days, and 50,000 shares of unvested restricted Common Stock.

(4)
Includes 53,690 shares of Common Stock, 54,167 shares of Common Stock subject to stock options presently exercisable or exercisable within 60 days and 50,000 shares of unvested restricted Common Stock.

(5)	Includes 12,500 shares of Common Stock, 79,167 shares of Common Stock subject to stock options presently exercisable or exercisable within 60 days and 6,269 shares of unvested restricted Common Stock.

(6)	Includes 7,444 shares of unvested restricted Common Stock.

(7)	Includes 38,750 shares of Common Stock, 89,792 shares of Common Stock subject to stock options presently exercisable or exercisable within 60 days and 6,269 shares of unvested restricted Common Stock.

(8)
Based on ownership information from an amendment to Schedule 13D filed on December 31, 2014. Includes 7,645,414 shares of Common Stock directly owned by Main Street Capital Corporation (“MSCC”), 47,741 shares of Common Stock owned by MSCC’s subsidiary Main Street Mezzanine Fund LP and 18,362 shares of Common Stock owned by MSCC’s subsidiary Main Street Capital II, LP. MSCC may be deemed to share voting and investment power with its subsidiaries, Main Street Mezzanine Fund LP and Main Street Capital II, LP, with respect to the 47,741 and 18,362 shares of Common Stock, respectively, owned by such subsidiaries.

(9)	Based on ownership information from an amendment to Schedule 13D filed on December 31, 2014.

(10)
Based on ownership information from an amendment to Schedule 13G/A filed on January 12, 2015 by Jason T. Adelman, which states that (i) Mr. Adelman beneficially owns, and shares voting and investment power with respect to, 2,497,600 shares of Common Stock held in joint tenancy with Mr. Adelman’s spouse; and (ii) of the 3,474,988 shares of Common Stock beneficially owned by Mr. Adelman, 377,398 shares of Common Stock are held in trusts for Mr. Adelman’s minor children.

The issued and outstanding shares of our Series A-2 Preferred Stock are held by David Robinson and Bamdad Bastani, who hold 31.6 shares representing 60.0% of the class and 21.1 shares representing 40.0% of the class, respectively.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors to be elected are to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The number of directors is determined from time to time by our Board of Directors and is currently six members. James H. Cohen notified the Board of his intention to resign from the Board of Directors immediately prior to the Annual Meeting. The Board has taken action so that upon Mr. Cohen’s resignation the number of members of our Board of Directors will automatically decrease from six directors to five directors. The nominees who will stand for election are Kenneth Archer, David Giangano, Peter Holst, Patrick J. Lombardi and James S. Lusk, all of whom are currently members of our Board of Directors. The five nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee, the Board of Directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve as a nominee or as a director if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Director Nominees

The following table sets forth information with respect to our director nominees.

Name	Age	Position with Company
Kenneth Archer (2)(3)	57	Director, Chairman of the Nominating Committee
David Giangano(1)(2)	53	Director
Peter Holst	46	Director, Chief Executive Officer and President
Patrick J. Lombardi (1)	67	Director, Chairman of the Board
James S. Lusk (1)(2)(3)	59	Director, Chairman of the Audit Committee, Chairman of the Compensation Committee

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

Nominee Biographies

Kenneth Archer, Director. Mr. Archer joined our Board of Directors in June 2010. Mr. Archer is currently the Vice President of Global Sales Enablement for Hewlett-Packard and previously served as the Americas Vice President of Channels and Alliances for the Technology Services Business from November 2011 to March 2014. From June 2009 to October 2011, Mr. Archer was CEO of TriNET Systems, a provider of global design, implementation and support services for communication and networking solutions from Avaya, Extreme, Juniper, and Nectar Networks.  From April 2008 to June 2009, Mr. Archer was President of Prime Communications, an Avaya Gold Business Partner, until it was acquired by TriNET Systems in June 2009. Prior to Prime Communications, Mr. Archer was Vice President of North American Channels for Avaya commencing in July 2005, where he was responsible for the channel strategy, program, operations, and partner management team, and spent 24 years before that at Hewlett-Packard working in various roles within the channels program.  He previously served on the Board of Directors of Juma Technology Corp. (OTCBB:JUMT), a leading IP convergence firm specializing in managed services, and previously served on the Board of PRG Group, Inc. (PRGJ.PK), the former holding company of Prime Communications.  Mr. Archer graduated with a BS in Marketing from West Chester University of Pennsylvania and received an Executive MBA Management degree from Fairleigh Dickinson University in New Jersey.

In considering Mr. Archer as a director of the Company, the Board reviewed his specialized experience and extensive knowledge in sales and marketing (specifically in building and establishing a channel sales program and strategy) in the communications and networking industries, and also his leadership experience as a chief executive.

David Giangano, Director. Mr. Giangano joined our Board of Directors in February 2015. Mr. Giangano co-founded Nectar Services Corp. in 2007 and is currently Nectar’s President and CEO. Nectar is a leader in the development of network monitoring and management software for voice, video, data, and advanced applications for the Unified Communications (UC) industry. Mr. Giangano developed Nectar’s world-class channel program where he oversaw Nectar’s complete go-to-market strategy, global channel and OEM partner programs. Nectar’s channel partner and OEM presence currently spans over 100 countries and is also augmented by numerous Alliance partnerships. In 2002, Mr. Giangano founded Juma Technology, an Avaya Platinum Business Partner specializing in IP convergence. There he established a reputation as the industry leader in Voice & Data IP Convergence. Earlier in his career, Mr. Giangano spent 10 years with Northrop Grumman Corporation as a Senior Design Engineer in the R&D group and as a Project Leader on various military and commercial programs. Mr. Giangano holds multiple patents in such disciplines as data encryption, data acquisition and digital signal processing. His technical writings have been published in NASA and Institute of Electrical and Electronics Engineers (IEEE) journals and magazines. Mr. Giangano earned a Bachelor of Science in Engineering from Fairleigh Dickinson University.

In considering Mr. Giangano as a director of the Company, the Board reviewed his specialized experience and knowledge in sales and marketing in the communications and networking industries, and also his leadership experience as a chief executive.

Peter Holst, Chief Executive Officer and Director.  Prior to being named President and CEO in January 2013, Mr. Holst served as the Company’s Senior Vice President for Business Development since October 1, 2012. Prior to joining the Company, Mr. Holst served as the Chief Executive Officer of Affinity VideoNet, Inc. (“Affinity”) from June 1, 2008 until October 1, 2012, when the Company acquired Affinity. Prior to joining Affinity, Mr. Holst served as the President and Chief Operating Officer of Raindance Communications. Mr. Holst holds a degree in Business Administration from the University of Ottawa.

In considering Mr. Holst as a director of the Company, the Board reviewed his extensive knowledge and expertise in the communications as a service industry, and the leadership he has shown in his positions with prior companies.

Patrick J. Lombardi, Chairman of the Board. Mr. Lombardi joined our Board of Directors in April 2014, and has served as Chairman since joining the Board. From 1996 to March 2013, Mr. Lombardi was a self-employed consultant to the telecommunications industry. From 1981 to 1996, Mr. Lombardi worked for Jones International, Ltd. and subsidiaries, serving as Group President and holding several senior management positions for subsidiaries of Jones. Mr. Lombardi formerly served on the Boards of Directors for Jones Intercable, Inc., Bell Cablemedia plc and Raindance Communications, Inc. Mr. Lombardi holds a B.B.A. degree in Accounting from the University of Notre Dame and is a certified public accountant.

In considering Mr. Lombardi as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding the telecommunications industry, as well as the prior directorships and executive positions he has held with public companies. Mr. Lombardi qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of corporate finance and his skills in analyzing and evaluating financial statements.

James S. Lusk, Director. Mr. Lusk joined our Board of Directors in February 2007.  From 2007 until April 2015, Mr. Lusk was Executive Vice President and Chief Financial Officer of ABM Industries Incorporated (NYSE:ABM), a leading provider of facility solutions with revenues of approximately $5 billion and 118,000 employees deployed throughout the United States and various international locations. Prior to joining ABM, he served as Vice President, Business Services and Chief Operating Officer for the Europe, Middle East and Africa region for Avaya from 2005 to 2007. Mr. Lusk has also served as Chief Financial Officer, Treasurer of BioScrip/MIM, President of Lucent Technologies’ Business Services division, and interim Chief Financial Officer and Corporate Controller of Lucent Technologies. Mr. Lusk earned his B.S. (Economics), cum laude, from the Wharton School,

University of Pennsylvania, and his M.B.A (Finance) from Seton Hall University. He is a CPA and was inducted into the AICPA Business and Industry Leadership Hall of Fame in 1999.

In considering Mr. Lusk as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding finance and accounting matters, as well as compensation, risk assessment and corporate governance. Mr. Lusk qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of generally accepted accounting principles and his skills in auditing, as well as in analyzing and evaluating financial statements.

Board Recommendation

The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director to serve until our next annual meeting of stockholders, or until his successor is duly elected and qualified.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors currently consists of six directors. The current Board members include five independent directors and our chief executive officer. The core responsibility of our Board of Directors is to exercise its business judgment to act in what it reasonably believes to be in the best interests of the Company and its stockholders. Further, members of the Board fulfill their responsibilities consistent with their fiduciary duty to the stockholders, and in compliance with all applicable laws and regulations. The primary responsibilities of the Board include:

•	Oversight of management performance and assurance that stockholder interests are served;

•	Oversight of the Company’s business affairs and long-term strategy; and

•	Monitoring adherence to the Company’s standards and policies, including, among other things, policies governing internal controls over financial reporting.

Our Board of Directors met twelve times during the year ended December 31, 2014. During this period, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings of committees of the Board of Directors on which he served, held during the period for which he served. The Company does not have a policy with regard to directors’ attendance at our annual meetings of stockholders. All of the directors who were members of the Board at such time attended the 2014 annual meeting of stockholders.

Our Board of Directors conducts its business through meetings of the Board and through activities of the standing committees, as further described below. The Board and each of the standing committees meets throughout the year on a set schedule and also holds special meetings and acts by written consent from time to time, as appropriate. Board agendas include regularly scheduled executive sessions of the independent directors to meet without the presence of management. The Board has delegated various responsibilities and authority to different committees of the Board, as described below. Members of the Board have access to all of our members of management outside of Board meetings.

Director Independence

Our Board of Directors has determined that each of our current directors, other than Mr. Holst, qualifies as “independent” in accordance with the rules of the NYSE MKT. Because Mr. Holst is our chief executive officer and an employee of the Company, he does not qualify as independent.

The NYSE MKT independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NYSE MKT rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

Board Committees

The Board has an audit committee, a compensation committee and a nominating committee. Each of the committees regularly report on their activities and actions to the full Board. The charters for the audit committee, the compensation committee, and the nominating committee are available on the Company’s website at www.glowpoint.com/investor-relations. The contents of our website are not incorporated by reference into this document for any purpose.

Audit Committee

The audit committee currently consists of James S. Lusk (chair), David Giangano and Patrick J. Lombardi. Our Board of Directors has determined that all members of the audit committee are “independent” within the meaning of the listing standards of NYSE MKT and the SEC rules governing audit committees. In addition, our Board of Directors has determined that each of Messrs. Lusk and Lombardi has the accounting and related financial management expertise to satisfy the requirements of an “audit committee financial expert,” as determined pursuant to the rules and regulations of the SEC. The audit committee consults and meets with our independent registered public accounting firm, Chief Financial Officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full Board of Directors regarding such matters. The audit committee met four times during the year ended December 31, 2014.

Please see "Report of the Audit Committee of the Board of Directors" below for additional information regarding the audit committee and the report of its members for the year ended December 31, 2014.

Compensation Committee

Our compensation committee currently consists of James S. Lusk (chair), Kenneth Archer, James H. Cohen and David Giangano. Each member of the compensation committee meets the applicable independence requirements of the NYSE MKT. The compensation committee met nine times during the year ended December 31, 2014.

The compensation committee is responsible for establishing and administering our executive compensation policies. The role of the compensation committee is to (i) formulate, evaluate and approve compensation of the Company’s directors, executive officers and key employees, (ii) oversee all compensation programs involving the use of the Company’s stock and (iii) produce, if required under applicable securities laws, a report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders. The duties and responsibilities of the compensation committee under its charter include:

•	annually reviewing and making recommendations to the Board with respect to compensation of directors, executive officers and key employees of the Company;

•
annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s compensation levels based on this evaluation;

•	reviewing competitive practices and trends to determine the adequacy of the executive compensation program;

•	approving and overseeing compensation programs for executive officers involving the use of the Company’s stock;

•	approving and administering cash incentives for executives, including oversight of achievement of performance objectives, and funding for executive incentive plans;

•	annually performing a self-evaluation on the performance of the compensation committee; and

•	making regular reports to the Board concerning the activities of the compensation committee.

During the year ended December 31, 2014, the Compensation Committee engaged Deloitte Consulting LLP to benchmark cash compensation and long-term incentives for the Company’s executive officers. When appropriate, the compensation committee may, in carrying out its responsibilities, form and delegate authority to subcommittees. The Chief Executive Officer plays a role in determining the compensation of our other executive officers by evaluating the performance of those executive officers. The Chief Executive Officer’s evaluations are then reviewed by the compensation committee. This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, based on performance, which recommendations are then reviewed and approved by the compensation committee.

Nominating Committee

Our nominating committee currently consists of Kenneth Archer (chair), James S. Lusk and James H. Cohen. Each member of the nominating committee meets the independence requirements of the NYSE. The nominating committee is responsible for assessing the performance of our Board of Directors and making recommendations to our Board regarding nominees for the Board. The nominating committee met two times during the year ended December 31, 2014.

The nominating committee considers qualified candidates to serve as a member of our Board of Directors suggested by our stockholders. Nominees recommended by stockholders will be given appropriate consideration and evaluated in the same manner as other nominees. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203. Stockholder submissions that are received in accordance with our by-laws and that meet the criteria outlined in the nominating committee charter are forwarded to the members of the nominating committee for review. Stockholder submissions must include the following information:

•	a statement that the writer is our stockholder and is proposing a candidate for our Board of Directors for consideration by the nominating committee;

•	the name of and contact information for the candidate;

•	a statement of the candidate’s business and educational experience;

•	information regarding each of the factors set forth in the nominating committee charter sufficient to enable the nominating committee to evaluate the candidate;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as our director if nominated and elected.

In considering potential new directors, the nominating committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; and prominence and reputation. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the nominating committee will consider diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees. The nominating committee will also consider whether the individual has the time available to devote to the work of our Board of Directors and one or more of its committees.

The nominating committee will also review the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on our Board of Directors. In making its selection, the nominating committee will bear in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The nominating committee will periodically review and reassess the adequacy of its charter and propose any changes to the Board of Directors for approval.

Contacting the Board of Directors

Any stockholder who desires to contact our Board of Directors, committees of the Board of Directors and individual directors may do so by writing to: Glowpoint, Inc., 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, Attention: David Clark, Corporate Secretary. Mr. Clark will direct such communication to the appropriate persons.

Board Leadership Structure and Role in Risk Oversight

At no time during the year ended December 31, 2014 was the chairman of our Board of Directors also our Chief Executive Officer. Although the Board does not have a policy regarding the separation of the roles of chairman of the Board and Chief Executive Officer, the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company, and also the membership of the Board. This structure facilitates a greater role for the Board of Directors in the oversight of the Company, and allows the chief executive officer to focus on the management of the Company’s day-to-day operations. Currently, Patrick J. Lombardi holds the position of chairman.

The Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts.

Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the audit committee oversees management of accounting, auditing, external reporting, internal controls and cash investment risks. The nominating committee oversees and assesses the performance of the Board and makes recommendations to the Board from time to time regarding nominees for the Board. The compensation committee oversees risks arising from compensation practices and policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner the Board is able to coordinate its risk oversight.

Executive Officers

The following table sets forth certain information regarding our current executive officers.

Name	Age	Position
Peter Holst	46	President and Chief Executive Officer
David Clark	46	Chief Financial Officer and Corporate Secretary
Gary Iles	51	Senior Vice President, Sales and Marketing

Biographies

Peter Holst, President and Chief Executive Officer. See “Nominee Biographies” above for Mr. Holst’s biography.

David Clark, Chief Financial Officer. Mr. Clark joined the Company in March 2013 as Chief Financial Officer and leads our financial operations and investor relations, including financial planning and reporting, accounting, tax and treasury. Mr. Clark has more than 20 years of experience in finance and accounting. Prior to joining the Company, Mr. Clark spent over eight years with Allos Therapeutics, a publicly traded biopharmaceutical company, serving from 2007 to 2012 as Vice President of Finance, Treasurer and acting CFO. While at Allos, Mr. Clark was responsible for oversight and management of all financial activities, including equity financings, strategic financial planning, and investor relations. Prior to Allos, Mr. Clark spent nearly four years with Seurat Company (formerly XOR Inc.), an e-commerce managed services company, serving most recently as CFO. Mr. Clark started his career and spent over seven years in the audit practice of PricewaterhouseCoopers LLP. Mr. Clark is an active Certified Public Accountant and received a Master of Accountancy and a B.S. in Accounting from the University of Denver.

Gary Iles, Senior Vice President, Sales and Marketing. Mr. Iles joined the Company in February 2015 as Senior Vice President, Sales and Marketing. Mr. Iles has more than 20 years’ experience in the collaboration and telecommunications industry, serving in leadership roles within Product, Marketing, Sales, and IT.  Before joining Glowpoint, Mr. Iles was the Global Vice President of Video Strategy and Services of Premiere Global Services, Inc. (“PGi”) since January 2014. Prior to PGi, Mr. Iles was employed by ACT Conferencing (“ACT”) from October 2007 through September 2013, serving most recently as Global Vice President of Marketing, Sales and Products. ACT was acquired by PGi in September 2013. During his past 8 years in the collaboration industry, Mr. Iles has been instrumental in charting strategic direction, developing cloud services and platforms, forging technology alliances, managing sales, product and marketing functions, and building channel partnerships. Earlier in his career, Mr. Iles held positions with telecommunication firms or consulted for Fortune companies including AT&T, British Telecom, Qwest Communications, IBM, Level 3 Communications and Lucent Technologies. Mr. Iles received a Master of International Business Studies from the Darla Moore School of Business at University of South Carolina and a bachelor degree from St. Edward’s University in Austin, Texas.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth for the years ended December 31, 2014 and 2013 compensation awarded to, paid to, or earned by the Chief Executive Officer and our other two executive officers as of December 31, 2014 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus		Stock Awards(4)		Option Awards(5)	All Other Compensation		Total
Peter Holst Chief Executive Officer and President(1)	2014	$199,062	$49,092	(6)	$—		$—	$129,680	(7)	$377,834
	2013	$196,250	$117,930	(8)	$402,911	(9)	$1,312,500	$279,775	(10)	$2,309,366
David Clark Chief Financial Officer(2)	2014	$224,277	$27,655	(6)	$—		$—	$7,380	(11)	$259,312
	2013	$169,231	$41,250	(12)	$209,301	(13)	$113,500	$3,201	(14)	$536,483
Scott Zumbahlen Former Senior Vice President, Sales(3)	2014	$175,000	$43,269		$106,551		$—	$6,169	(15)	$330,989
	2013	$27,933	$—		$—		$—	$—		$27,933

(1)	Mr. Holst joined the Company as Senior Vice President of Business Development on October 1, 2012 and was appointed as Chief Executive Officer on January 11, 2013.

(2)	Mr. Clark joined the Company as Chief Financial Officer on March 25, 2013.

(3)
Mr. Zumbahlen joined the Company as Senior Vice President, Sales on November 5, 2013. Mr. Zumbahlen initially received an annual base salary of $175,000 and was eligible to receive a maximum annual incentive bonus equal to 100% of his base salary. Mr. Zumbahlen’s employment with the Company terminated on February 4, 2015. Mr. Zumbahlen forfeited the stock award shown in the table above upon his termination.

(4)
These amounts represent the aggregate grant date fair value for stock awards for fiscal years 2014 and 2013, respectively, computed in accordance with FASB ASC Topic 718. Please see Note 11 of the Notes to Consolidated Financial Statements contained in our 2014 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

(5)
These amounts represent the aggregate grant date fair value for option awards for fiscal years 2014 and 2013, respectively, computed in accordance with FASB ASC Topic 718. Please see Note 11 of the Notes to Consolidated Financial Statements contained in our 2014 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

(6)	Represents a bonus earned for fiscal year 2014 performance which has not yet been paid as of the filing of this Proxy Statement.

(7)
Represents: (i) a January 2014 severance payment attributable to former employment with Affinity of $125,000, (ii) a Company matching contribution of $2,400 under the Company's 401(k) Plan and (iii) $2,280 of parking reimbursement.

(8)
Represents: (i) a cash payment of $44,805 received in 2013 relating to achievement of certain performance measures for the six-month period ended March 31, 2013 relating to the October 2012 acquisition of Affinity, and (ii) a $73,125 bonus earned for fiscal year 2013 performance and paid in March 2014.

(9)
Represents: (i) a grant of 100,000 shares of restricted Common Stock in January 2013 in connection with Mr. Holst's appointment as Chief Executive Officer, (ii) issuance of 149,350 shares of Common Stock in 2013 relating to achievement of certain performance measures for the six-month period ended March 31, 2013 relating to the acquisition of Affinity, and (iii) a March 2014 grant of 62,261 shares of restricted Common Stock that were earned for fiscal year 2013 performance.

(10)
Represents: (i) a cash payment of $160,000 in April 2013 relating to a retention bonus the Company agreed to pay in connection with the acquisition of Affinity, (ii) 2013 severance payments attributable to former employment with Affinity of $115,000, and (iii) a Company matching contribution of $4,775 under the Company's 401(k) Plan.

(11)	Represents a Company matching contribution of $5,100 under the Company's 401(k) Plan and $2,280 of parking reimbursement.

(12)	Represents a $41,250 bonus earned for fiscal year 2013 performance and paid in March 2014.

(13)
Represents: (i) a grant of 100,000 shares of restricted Common Stock in March 2013 in connection with Mr. Clark's appointment as Chief Financial Officer and (ii) a March 2014 grant of 35,121 shares of restricted Common Stock that were earned for fiscal year 2013 performance.

(14)	Represents a Company matching contribution under the Company's 401(k) Plan.

(15)	Represents a Company matching contribution of $3,937 under the Company's 401(k) Plan and $2,232 of parking reimbursement.

Agreements with Named Executive Officers

Peter Holst Employment Agreement. On January 14, 2013, the Board appointed Peter Holst as the Company’s President and Chief Executive Officer, and as a member of the Board. In connection with his appointment, the Company entered into an employment agreement with Mr. Holst (the “Holst Employment Agreement”). The initial term of the Holst Employment Agreement, which is terminable at will by either party, expired on December 31, 2014 and renews for successive one-year terms if not otherwise terminated. Pursuant to the Holst Employment Agreement, Mr. Holst initially received an annual base salary of $195,000 and is eligible to receive a maximum annual incentive bonus equal to 100% of his base salary, at the discretion of the compensation committee of the Board based on meeting certain financial and non-financial goals. The Company also issued to Mr. Holst, pursuant to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”): (i) 100,000 restricted shares of Common Stock and (ii) an option to purchase 875,000 shares of Common Stock. The option has a term of 10 years and an exercise price of $1.98. Twenty-five percent of the option vested on January 13, 2014, with the remainder of each vesting in equal monthly installments for 36 months thereafter. Fifty percent of the restricted shares were vested as of January 13, 2015, with the remainder vesting in equal annual installments on the anniversary of the grant date. Any unvested options and shares of restricted Common Stock will vest in full upon a Change in Control or Corporate Transaction, as each term is defined in the 2007 Plan. Effective March 1, 2014, the Board increased Mr. Holst’s annual base salary to $199,875. Mr. Holst was awarded a bonus in March 2014, relating to fiscal year 2013 performance, of $73,125 in cash and 62,261 shares of restricted Common Stock. The 62,261 shares of restricted Common Stock vested on March 7, 2015. Mr. Holst earned a bonus for fiscal year 2014 of $49,092 which has not yet been paid as of the filing of this Proxy Statement. In February 2015, Mr. Holst was awarded 1,250,000 restricted stock units, of which 250,000 vest on a time-based method (with vesting of 50% on January 1, 2017, 25% on January 1, 2018 and 25% on January 1, 2019) and 1,000,000 vesting on achievement of the Company’s financial targets over a three-year period. Any unvested restricted stock units will vest in full upon a Change in Control or Corporate Transaction, as each term is defined in the 2014 Equity Incentive Plan.

Mr. Holst also received, as payment for historical severance amounts attributable to his employment with Affinity, $240,000 (the “Affinity Severance Payment”). The Affinity Severance Payment reduced the Company’s long-term debt obligation by reducing certain notes by the severance amount. Approximately $115,000 of the Affinity Severance Payment was paid during the year ended December 31, 2013 and the remaining amount ($125,000) was paid in January 2014. Mr. Holst also received in 2013 a cash payment of $160,000 relating to a retention bonus the Company agreed to pay in connection with the acquisition of Affinity. Mr. Holst was also entitled to earn up to 150,000 shares of Common Stock and a cash bonus of up to $45,000 for the six-month period ended March 31, 2013, if he achieved certain performance measures, pursuant to his original employment agreement with the Company; of which Mr. Holst actually earned and was issued 149,350 shares of Common Stock and $44,805 as a cash bonus in June 2013.

David Clark Employment Agreement. On March 25, 2013, the Company entered into an employment agreement with David Clark (the “Clark Employment Agreement”) in connection with his appointment as Chief Financial Officer of the Company. Pursuant to the Clark Employment Agreement, Mr. Clark initially received an annual base salary of $220,000 and is eligible to receive a maximum annual incentive bonus equal to 50% of his base salary, at the discretion of the compensation committee of the Board, based on meeting certain financial and non-financial goals. As part of the Clark Employment Agreement, the Company issued to Mr. Clark, pursuant to the 2007 Plan, (i) 100,000 shares of restricted Common Stock and (ii) an option to purchase 100,000 shares of Common Stock. The option has a term of 10 years and an exercise price of $1.51. Twenty-five percent of the option vested on March 25, 2014, with the remainder of each vesting in equal monthly installments for 36 months thereafter. Fifty percent of the restricted shares were vested as of March 25, 2015, with the remainder vesting in equal annual installments on the anniversary of the grant date. Any unvested options and shares of restricted Common Stock will vest in full upon a Change in Control or Corporate Transaction, as each term is defined in the 2007 Plan. Effective March 1, 2014, the Board increased Mr. Clark’s annual base salary to $225,133. Mr. Clark was awarded a bonus in March 2014, relating to fiscal year 2013 performance, of $41,250 in cash and 35,121 shares of restricted Common Stock. Mr. Clark earned a bonus for fiscal year 2014 of $27,655 which has not yet been paid as of the filing of this Proxy Statement. In February 2015, Mr. Clark was awarded 400,000 restricted stock units, of which 80,000 vest on a time-based method (with vesting of 50% on January 1, 2017, 25% on January 1, 2018 and 25% on January 1, 2019) and 320,000 vesting on achievement of the Company’s financial targets over a three-year period. Any unvested restricted stock units will vest in full upon a Change in Control or Corporate Transaction, as each term is defined in the 2014 Equity Incentive Plan.

Scott Zumbahlen Separation Agreement. In connection with Mr. Zumbahlen’s departure from the Company, the Company and Mr. Zumbahlen entered into a separation agreement dated as of February 9, 2015, effective as of February 17, 2015. Pursuant to the terms of the separation agreement, the Company paid Mr. Zumbahlen a severance payment in the aggregate amount of $29,166.66, less applicable deductions and withholdings, which was the equivalent of two months of his salary in effect on the date of his separation. The separation agreement also contained a two-month non-competition agreement, a twelve-month non-solicitation agreement, a general release of claims against the Company by Mr. Zumbahlen, as well as other customary terms.

Outstanding Equity Awards at Fiscal Year-End

The table set forth below presents the number and values of exercisable and unexercisable options and unvested shares of restricted Common Stock held by the Named Executive Officers at December 31, 2014:

	Option Awards					Stock Awards
Name	Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Peter Holst	419,271	455,729	(3)	$1.98	1/13/2023	128,929	(4)	$141,822
David Clark	43,750	56,250	(5)	$1.51	3/25/2024	105,955	(6)	$116,550
Scott Zumbahlen(2)	—	—		$—		72,484		$79,732

(1)	The market value of the stock awards is based on the $1.10 closing price of our Common Stock on December 31, 2014.

(2)	Mr. Zumbahlen was terminated from the Company of February 4, 2015 and forfeited the stock award shown in the table upon termination.

(3)
Represents the unvested portion of an award that was granted on January 13, 2013. Twenty-five percent of the award vested on the anniversary of the grant date, with the remainder vesting in equal monthly installments for 36 months thereafter.

(4)
Represents the unvested portion of (i) 100,000 restricted shares granted on January 13, 2013 (of which 66,668 were unvested as of December 31, 2014) and (ii) 62,261 restricted shares granted on March 7, 2014 (which vested on March 7, 2015). For the 66,668 unvested shares as of December 31, 2014 referenced above, 16,668 vested on January 13, 2015 with the remainder vesting in equal annual installments on January 13, 2016 and January 13, 2017, respectively.

(5)
Represents the unvested portion of an award that was granted on March 25, 2013. Twenty-five percent of the award vested on the anniversary of the grant date, with the remainder vesting in equal monthly installments for 36 months thereafter.

(6)
Represents the unvested portion of (i) 100,000 restricted shares granted on March 25, 2013 (of which 70,834 were unvested as of December 31, 2014) and (ii) 35,121 restricted shares granted on March 7, 2014 (which vested on March 7, 2015). For the 70,834 unvested shares as of December 31, 2014 referenced above, 20,834 vested on March 25, 2015 with the remainder vesting in equal annual installments on March 25, 2016 and March 25, 2017, respectively.

Potential Payments to Named Executive Officers upon Termination or Change-in-Control

This section summarizes the material terms of our contracts our arrangement that may provide payments or benefits upon a Named Executive Officer’s termination or upon a change in control of the Company. For the purposes of this discussion, set forth below are the standard definitions for the various types of termination, although exact definitions may vary by agreement and by person.

In accordance with the terms of the 2007 Plan and 2014 Equity Incentive Plan, upon a Change in Control or Corporate Transaction, as each such term is defined in such Plans, all shares of restricted stock, restricted stock units and all unvested options immediately vest. No Named Executive Officer is entitled to accelerated vesting in connection with Voluntary Resignation, retirement, disability or a Termination for Cause.

“Voluntary Resignation” means the resignation initiated by the executive officer.

“Resignation for Good Reason” means if the executive officer resigns because: (i) there has been a diminution in his base salary; (ii) the executive officer is required to be based in an office that is more than a certain distance (e.g., 50 or 75 miles) from the current location of the office; (iii) the executive officer is assigned duties that are materially inconsistent with his current position; or (iv) there is a material diminution of his status, office, title, responsibility, or reporting requirements.

“Termination For Cause” means a termination of executive officer’s employment by the Company because, in the judgment of the Company: (i) the executive officer willfully engaged in any act or omission which is in bad faith and to the detriment of the Company; (ii) the executive officer exhibited unfitness for service, dishonesty, habitual neglect, persistent and serious deficiencies in performance, or gross incompetence, which conduct is not cured within fifteen (15) days after receipt by the executive officer of written notice of the conduct; (iii) the executive officer is convicted of a crime; or (iv) the executive officer refused or failed to act on any reasonable and lawful directive or order from the executive officer’s superior or the Board.

“Termination Without Cause” means a termination for a reason other than Termination For Cause, as defined above.

Under the terms of the Holst Employment Agreement, if the Company terminates Mr. Holst’s employment without cause or Mr. Host resigns with good reason, or Mr. Holst’s employment is terminated upon a Change in Control or Corporate Transaction, as such terms are defined in the 2007 Plan, Mr. Holst will be entitled to receive, subject to certain conditions, (i) any base salary and annual bonus earned but unpaid prior to the date of the termination; (ii) severance payments equal to six months of his annual base salary; (iii) 50% of the annual bonus paid to Mr. Holst for the most recent calendar year prior to the date of termination; and (iv) payment of COBRA costs by the Company for 12 months.

Under the terms of the Clark Employment Agreement, if the Company terminates Mr. Clark’s employment without cause or Mr. Clark resigns with good reason, Mr. Clark will be entitled to receive, subject to certain conditions, (i) any base salary and annual bonus earned but unpaid prior to the date of termination; (ii) severance payments equal to three months of his annual base salary; and (iii) payment of COBRA costs by the Company less the employee contribution portion, if any, for three months. Notwithstanding the foregoing, upon a Change in Control or Corporate Transaction, as such terms are defined in the 2007 Plan, the severance payments representing a portion of his annual base salary will increase to six months of his annual base salary plus the pro-rated portion of Mr. Clark’s annual target bonus and the Company will pay his COBRA costs for six months.

Pursuant to the terms of above-described separation agreement with Scott Zumbahlen, the Company paid Mr. Zumbahlen a severance payment in the aggregate amount of $29,166.66, less applicable deductions and withholdings, which was the equivalent of two months of his salary in effect on the date of his separation.

401(k) Plan

The company maintains a tax-qualified 401(k) plan on behalf of its eligible employees, including its named executive officers. Pursuant to the terms of the plan, eligible employees may defer up to 80% of their salary each year, and the Company matches 50% of an employee’s contributions on the first 4% of the employee’s salary. The Company matching contribution vests over four years.

DIRECTOR COMPENSATION

Our director compensation plan provides that non-employee directors are entitled to receive:  (i) a grant of restricted stock or restricted stock units with a value of $40,000 pro rated for the period of service from the director's date of appointment to the Board until the next annual meeting of stockholders; (ii) an annual fee of $25,000; and (iii) an annual grant of restricted stock or restricted stock units with a value of $40,000. The annual fee is payable in equal quarterly installments on the first business day following the end of the calendar quarter, in cash or shares of restricted stock, as chosen by the director on an annual basis on or before December 31 of the applicable fiscal year. The annual grants to directors are made as of the date of the annual meeting of the Company’s stockholders. The Company also pays the chairman of the Board of Directors an additional cash payment of $20,000 per year, the chairperson of the Company’s audit committee an additional cash payment of $10,000 per year, the chairperson of the Company’s compensation committee and nominating committee an additional cash payment of $5,000 per year, and each non-chair member of any committee will receive an additional cash payment of $3,000 per year, in each case payable in equal quarterly installments in arrears.

The following table represents compensation paid, accrued or granted to our non-employee directors during the year ended December 31, 2014. All compensation paid, accrued or granted to Peter Holst, our Chief Executive Officer and President, during the year ended December 31, 2014 is included in the Summary Compensation Table under “Executive Compensation” above.

Name	Fees Earned or Paid in Cash	Stock Awards(4)		Option Awards(5)	All Other Compensation		Total
Kenneth Archer	$35,383	$40,000		$—	$—		$75,383
James H. Cohen(1)	$22,691	$46,027		—	—		$68,718
Grant Dawson(2)	$9,395	—		—	—		$9,395
Jon DeLuca	$11,745	$11,250	(6)	—	$64,167	(7)	$87,162
Patrick J. Lombardi(3)	$34,450	$46,027		—	—		$80,477
James S. Lusk	$42,383	$40,000		—	—		$82,383

(1)	Mr. Cohen was appointed as a director of the Company on April 4, 2014.

(2)	Mr. Dawson resigned as a director of the Company on April 4, 2014.

(3)	Mr. Lombardi was appointed as a director of the Company on April 4, 2014.

(4)
These amounts represent the aggregate grant date fair value for stock awards granted to each director in 2014 computed in accordance with FASB ASC Topic 718. Please See Note 11 of the Notes to Consolidated Financial Statements contained in our 2014 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

(5)	No stock options were granted in 2014.

(6)	Mr. DeLuca elected to receive certain Board fees in the form of restricted stock in accordance with the director compensation plan.

(7)
Mr. DeLuca received fees of $64,167 during 2014 under his former consulting agreement with the Company. The consulting agreement was terminated on April 4, 2014 in connection with Mr. DeLuca's resignation as a director of the Company.

As of December 31, 2014, the aggregate number of outstanding options and unvested shares of restricted stock for each non-employee director identified above is set forth below.

Name	Options	Restricted Stock
Kenneth Archer	100,000	25,316
James H. Cohen	—	29,361
James S. Lusk	110,625	25,316
Patrick J. Lombardi	—	29,361

During the three months ended March 31, 2015, the Company granted restricted stock units to each non-employee director as set forth below. These awards represented a grant of time-based restricted stock units under the Company’s 2014 Equity Incentive Plan. Each time-based restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of the Company’s common stock. The units are scheduled to vest in full on January 1, 2016, subject to the terms and conditions set forth in the award agreement. Also during the three months ended March 31, 2015, the Company purchased shares of restricted stock granted to certain directors during 2014 under the issuer's 2007 Stock Incentive Plan to satisfy the reporting person's tax obligations relating to such grant. The shares of restricted stock purchased by the Company during the three months ended March 31, 2015 are set forth below.

Name	Restricted Stock Units	Shares of Restricted Stock Purchased by Company
Kenneth Archer	56,389	19,047
James H. Cohen	57,237	21,917
David Giangano(1)	12,013	—
James S. Lusk	56,389	19,047
Patrick J. Lombardi	62,237	21,917

(1)	Mr. Giangano was appointed as a director of the Company on February 2, 2015.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning our equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,350,491	$2.02	4,400,000
Equity compensation plans not approved by security holders	—	$—	—
Total	1,350,491	$2.02	4,400,000

During the three months ended March 31, 2015, the Company issued a total of approximately 2,768,000 restricted stock units under the Glowpoint 2014 Equity Incentive Plan. Approximately 723,000 of these awards are time-based restricted stock units and 2,045,000 are performance-based restricted stock units. The performance-based restricted stock units vest based solely upon the Company’s achievement of certain annual financial targets over a three-year period. Subsequent to the issuance of these awards, there were approximately 1,632,000 shares available for grant under the Glowpoint 2014 Equity Incentive Plan as of March 31, 2015.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is composed of three members. Each member is a director who meets the current independence standards under the applicable SEC and NYSE MKT rules. The audit committee operates under a written audit committee charter. As described more fully in its charter, the purpose of the audit committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. Management is responsible for: the preparation, presentation and integrity of Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. EisnerAmper LLP (“EisnerAmper”), our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States). In accordance with applicable law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The audit committee members need not be professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and EisnerAmper, nor can the audit committee certify that EisnerAmper is “independent” under applicable rules. The audit committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and EisnerAmper on the basis of the information it receives, discussions with management and EisnerAmper, and the experience of the audit committee’s members in business, financial and accounting matters. Two members of the audit committee have been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Stockholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the Board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the Board.

In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees received through established procedures, of concerns regarding questionable accounting or auditing matters. Among other matters, the audit committee monitors the activities and performance of EisnerAmper, including the audit scope, external audit fees, independence matters and the extent to which the firm may be retained to perform non-audit services.

In accordance with audit committee policy and applicable legal requirements, all services to be provided by EisnerAmper are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly-traded company from obtaining certain non-audit services from EisnerAmper. We obtain these services from other service providers as needed.

The audit committee has reviewed our audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee has discussed with EisnerAmper the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Pubic Company Accounting Oversight Board in Rule 3200T. These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

The audit committee has received the written disclosures and the letter from EisnerAmper required by applicable requirements of the Pubic Company Accounting Oversight Board regarding the EisnerAmper’s communications with the audit committee concerning independence, and the audit committee has discussed with EisnerAmper its independence from management and the Company. The audit committee has also considered the compatibility of non-audit services with EisnerAmper’s independence.

Based on the audit committee’s review and discussions described in this report, the audit committee recommended to the Board of Directors that our audited consolidated financial statements for the year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,
James S. Lusk, Chairman David Giangano Patrick J. Lombardi

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for the year ended December 31, 2014, all statements of beneficial ownership required to be filed with the SEC were filed on a timely basis.

TRANSACTIONS WITH RELATED PERSONS

The Company provides video collaboration services to ABM Industries, Inc. (“ABM”). James S. Lusk, who serves on the Board of Directors for the Company, was an officer of ABM from 2007 until April 2015. Revenue from ABM for the years ended December 31, 2014 and 2013 were $133,000 and $136,000, respectively. As of December 31, 2014, the accounts receivable attributable to ABM was $0.

The Company received general corporate strategy and management consulting services under a Consulting Agreement entered into on September 1, 2010 from Jon A. DeLuca (the “Consulting Agreement”), who until April 4, 2014 served as a member of our Board of Directors. The Consulting Agreement was a month-to-month engagement pursuant to which the Company paid Mr. DeLuca $12,500 per month, plus any pre-authorized expenses incurred in providing services. Consulting fees pursuant to this agreement for the years ended December 31, 2014 and 2013 were $39,000 and $150,000, respectively. The Consulting Agreement was terminated on April 4, 2014 in connection with Mr. DeLuca’s resignation as a director of the Company.

During 2013, the Company received financial advisory services from Burnam Hill Partners, LLC (“BHP”) under certain engagement agreements. Jason Adelman, a principal of BHP, is a greater than 5% shareholder of the Company. In October 2013, the Company terminated all such engagement agreements with BHP. In connection with the termination of the agreements with BHP referenced above and to settle amounts due to BHP for financial advisory services, the Company agreed to pay BHP $100,000 and issue 100,000 of shares of Common Stock to BHP. Other financial advisory fees paid to BHP for the years ended December 31, 2014 and 2013 were $0 and $96,000, respectively.

Pursuant to a Sales Partner Agreement between Glowpoint and Nancy K. Holst, Ms. Holst was entitled to certain sales commissions. Ms. Holst is the wife of Peter Holst, the Company’s President and CEO. For the years ended December 31, 2014 and 2013, she earned $0 and $21,000, respectively. The Company terminated the Sales Partner Agreement with Ms. Holst effective December 31, 2013.

As of December 31, 2014, Peter Holst, the Company’s President and CEO and a prior stockholder of Affinity, held a 27% interest in the SRS Note, which was issued to SRS on behalf of the prior stockholder of Affinity in October 2012. Please see Note 6 of the Notes to Consolidated Financial Statements contained in our 2014 Annual Report on Form 10-K for a description of the Company’s debt.

As of December 31, 2014, MSCC owns 7,711,517 shares, or 22%, of the Company’s common stock. MSCC is the Company’s debt lender. Please see Note 6 of the Notes to Consolidated Financial Statements contained in our 2014 Annual Report on Form 10-K for a description of the Company’s debt.

Transactions with related parties, including the transactions referred to above, are reviewed and approved by independent members of the Board of Directors of the Company, excluding any Board members that would have an interest in the transaction.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee, composed entirely of independent, non-employee members of the Board of Directors, has appointed the firm of EisnerAmper LLP (“EisnerAmper”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2015 and is asking the stockholders for ratification of the appointment.  If the stockholders do not approve the selection of EisnerAmper, the audit committee will reconsider the appointment, but may conclude that it is in the best interests of the Company to retain EisnerAmper for the current fiscal year. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company.

As our independent registered public accounting firm, EisnerAmper would audit our consolidated financial statements for the fiscal year ending December 31, 2015, review the related interim quarters, and perform audit-related services and consultation in connection with various accounting and financial reporting matters. EisnerAmper may also perform certain non-audit services for our Company. The audit committee has determined that the provision of the services provided by EisnerAmper as set forth herein are compatible with maintaining EisnerAmper’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant SEC rules.

EisnerAmper will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

Audit Fees

EisnerAmper, our principal accountant, billed us approximately $270,000 for professional services for the audit of our annual consolidated financial statements for the 2014 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2014 fiscal year. EisnerAmper billed us approximately $290,000 for professional services for the audit of our annual consolidated financial statements for the 2013 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2013 fiscal year.

Audit-Related Fees

EisnerAmper did not bill us in the 2014 or 2013 fiscal years for any professional services rendered for audit-related items.

Tax Fees

EisnerAmper did not bill us in the 2014 or 2013 fiscal years for any professional services rendered for tax compliance, tax advice or tax planning.

All Other Fees

EisnerAmper did not bill us in the 2014 or 2013 fiscal years for any other products or services other than the audit and audit-related fees described above.

Audit Committee Pre-Approval Policy

The audit committee is required to pre-approve the engagement of EisnerAmper to perform audit and other services for the Company. Our procedures for the pre-approval by the audit committee of all services provided by EisnerAmper comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the audit committee. The audit committee also has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper. In accordance with audit committee policy and the requirements of law, all services provided by EisnerAmper in the 2014 and 2013 fiscal years were pre-approved by the audit committee and all services to be provided by EisnerAmper will be pre-approved. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.

Board Recommendation

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics is posted on our website at www.glowpoint.com/investor-relations and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the national securities exchange on which the Company trades.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Any stockholder who intends to present a proposal (other than for director nominations) for inclusion in our proxy materials for the Company’s 2016 annual meeting of stockholders must deliver the proposal to the Corporate Secretary of Glowpoint, Inc. at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, no later than December 30, 2015.

In addition, our by-laws provide that, in order for a stockholder to timely propose business for consideration at our next annual meeting of stockholders or nominate a person for election to our Board of Directors at our next annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary at our principal executive offices between February 27, 2016, which is 90 days prior to the anniversary of our 2015 annual meeting of stockholders, and March 29, 2016, which is 60 days prior to such anniversary. In the event that our next annual meeting of stockholders is called for a date that is not within 30 days before or after May 28, 2016, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of our next annual meeting of stockholders is mailed or public disclosure of our next annual meeting of stockholders is made, whichever occurs first.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The SEC previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

•
Stockholders whose shares are registered in their own name should contact our transfer agent, American Stock Transfer & Trust Company, and inform them of their request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, 2nd Floor, Brooklyn, NY 11219.

•
Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

OTHER MATTERS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, the persons named in the enclosed proxy will have the discretion to vote such matters in accordance with their judgment.

Appendix A

0

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GLOWPOINT, INC.

The undersigned stockholder of Glowpoint, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of the 2015 Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2015, and hereby designate David Clark and Peter Holst as proxy, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2015 Annual Meeting of Stockholders of the Company to be held on May 28, 2015, and at any adjournment or postponement thereof, and to vote all shares of Common Stock, $0.0001 par value per share, and Series A-2 Convertible Preferred Stock, par value $0.0001 per share, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

Each of the matters set forth on the reverse side hereof is proposed by the Company. None of the matters is related to or conditioned on the approval of the other matters.

This Proxy, when executed, will be voted in the manner directed on the reverse side hereof. **If you do not specify below how you want your shares to be voted, this Proxy will be voted in accordance with the recommendations of our Board of Directors.**

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

1.1

(Continued and to be signed on the reverse side)

14475

- B 1 -

ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

May 28, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at www.proxyconnect.com/glowpoint.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20530000000000000000 7 052815

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following nominees to the Company's Board of Directors to each serve until the Company's next annual meeting of stockholders, or until their respective successors are duly elected and qualified:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kenneth Archer
- ○ David Giangano
- ○ Peter Holst
- ○ Patrick J. Lombardi
- ○ James S. Lusk

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

- B 2 -

ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

May 28, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at www.proxyconnect.com/glowpoint.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530000000000000000 7 052815

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following nominees to the Company's Board of Directors to each serve until the Company's next annual meeting of stockholders, or until their respective successors are duly elected and qualified:

NOMINEES:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

- B 3 -